EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                   Jurisdiction of
         Name of Subsidiary                        Incorporation

         Admiralty Corporation                     State of Georgia

         Admiralty Marine Operations, Ltd.         Bahamas, West Indies






































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